Exhibit 99.5

NEWS RELEASE

CONTACTS:	Actavis
Investors:
Lisa DeFrancesco
(862) 261-7152
Media:
Charlie Mayr
(862) 261-8030
David Belian
(862) 261-8141

Actavis Completes Allergan Acquisition

- Combination Creates One of the Fastest Growing, Most Dynamic Pharmaceutical Companies in Global Healthcare -

- Leading Positions in Eye Care, Neurosciences/CNS, Medical Aesthetics/Dermatology/Plastic Surgery, Women’s

Health, Gastroenterology and Urology -

- Expanded International Presence in Approximately 100 Countries -

- Deep Commitment to Partnering with Physicians, Pharmacists and Patients to Deliver Innovative Treatments -

- Larger Development-focused Innovative Pipeline -

- Experienced Leadership Team Leverages Strength from Both Companies -

DUBLIN, Ireland – March 17, 2015 – Actavis plc (NYSE: ACT) today announced that it has completed the acquisition of Allergan, Inc. (NYSE: AGN) in a cash and equity transaction valued at approximately $70.5 billion. The combination creates one of the world’s top 10 pharmaceutical companies by sales revenue, with combined annual pro forma revenues of more than $23 billion anticipated in 2015.

“The combination of Actavis and Allergan creates an exceptional global pharmaceutical company and a leader in a new industry model – Growth Pharma,” said Brent Saunders, CEO and President of Actavis. “Anchored by world-renowned brand franchises, a leading global generics business, a premier pharmaceutical development pipeline and an experienced management team committed to maintaining highly efficient operations across the organization, we are creating an unrivaled foundation for long-term growth.

“Our combined company will be built around a customer-focused commitment to partnering with physicians, pharmacists and patients to deliver innovative treatments and enhance access to important therapies around the world. We have industry-leading global commercial strength, with sustainable blockbuster brand franchises in key therapeutic categories and broad commercial reach extending across approximately 100 countries. Our experienced field-based representatives will continue to deliver exceptional support on a broad range of products to physicians and specialists around the world. And our powerful global supply chain is broadly recognized as a world leader, with continued excellence in quality and customer service.

“Supporting the growth of this innovative industry model is our strategically focused R&D engine, built on novel compounds in specialty and primary care markets where there is significant unmet medical need, and fueled by approximately $1.7 billion in annual investment. With an innovative product development portfolio exceeding 20 near-term projects and a world-class generics pipeline, which continues to hold an industry-leading position in First-to-File opportunities in the U.S. and more than 1,000 marketing authorizations globally, we are uniquely positioned within our industry to ensure our development activities support sustainable long-term organic growth.

“With the acquisition now complete, we will immediately begin implementing our comprehensive integration plans to ensure that we leverage our strengthened global organization to generate sustainable organic earnings growth from our newly expanded base, and continue our ascent into the fastest-growing and most dynamic growth pharmaceutical company in global healthcare.”

Financially Compelling Transaction

Actavis continues to expect the transaction to generate double-digit accretion to non-GAAP earnings within the first 12 months, including approximately $1.8 billion in operating and financial synergies to be realized within one year following the close. These synergies exclude any additional revenue or manufacturing synergies, and are in addition to the $475 million of annual savings previously announced by Allergan in connection with Project Endurance. Actavis further expects to generate strong operating cash flow in excess of $8 billion in 2016, which would enable the Company to rapidly de-lever the balance sheet.

Review of the Benefits of the Acquisition

The combination of Actavis and Allergan creates a pharmaceutical business with a growth profile unparalleled within the industry.

Significantly Expanded Brand Pharmaceutical Portfolio Supported by a World-Class Sales and Marketing Organization

The close of the transaction creates an exceptional global brand pharmaceutical business with leading positions in key therapeutic categories. The company has six blockbuster franchises with combined pro forma 2015 revenues of approximately $15 billion expected, including franchises with annual revenues in excess of $3 billion in Eye Care, Neurosciences/CNS and Medical Aesthetics/Dermatology/Plastic Surgery, as well as a portfolio of world-renowned brands including BOTOX®, RESTASIS®, JUVEDERM®, NAMENDA XR®, LINZESS® and LO LOESTRIN® Fe among others.

The combined company will continue to be recognized for its strong commitment as the partner of choice with physicians, specialists, pharmacists, regulators and patients. The combination is committed to creating the best customer experience, based on deeply-held relationships with customers and colleagues in approximately 100 countries around the world. The company’s experienced sales and marketing organization will continue to deliver exceptional support to more than a dozen medical specialists, including primary care physicians, ophthalmologists, optometrists, retinal specialists, neurologists, psychiatrists, dermatologists, aesthetic surgeons, medical aesthetic professionals, plastic surgeons, gastroenterologists, pulmonologists, OB-GYNs, urologists, cardiologists, infectious disease specialists, pain specialists and rehabilitation specialists.

Enhanced Commercial Opportunities across Global Markets

The combination greatly enhances Actavis’ international commercial opportunities. The company has an expanded commercial presence now including approximately 100 countries, with an enhanced presence across Canada, Europe, Southeast Asia and Latin America and a strong footprint in China and India. The combined company will benefit from Allergan’s global brand equity, industry-leading consumer marketing capabilities and strong consumer awareness of key Allergan products in global markets, including BOTOX®, RESTASIS®, JUVEDERM®, LATISSE®, NATRELLE® and others. On a pro forma basis, the company is expected to have approximately $5 billion in 2015 international revenue, and will have the unique opportunity to drive continued growth in international markets through its enhanced portfolio of brands, generics, branded-generic and over-the-counter products.

Strengthened and Expanded Pharmaceutical R&D Pipeline

The combined company will provide a strong commitment to R&D, with an exceptional level of investment of approximately $1.7 billion expected in 2015, focused on the strategic development of innovative and durable value-enhancing products within brands, generics, biologics and OTC portfolios. The company has more than 20 innovative products in near- or mid-term development, including Cariprazine, Eluxadoline, Esmya, Aczone X and Darpin AMD, among other promising candidates. The company’s pipeline is strategically focused within its core therapeutic areas, with key candidates in Dermatology and Aesthetics, Eye Care, CNS, GI, Anti-infectives, Women’s Health and Urology. The Company’s generics pipeline is also positioned to deliver sustainable growth, with approximately 230 Abbreviated New Drug Applications pending at FDA, including approximately 70 first-to-file applications, as well as nearly 1,000 marketing authorization applications filed outside of the U.S. in 2014.

Commitment to Being the Partner of Choice for Physicians, Patients and the Medical Community

The combined company will retain Allergan’s foundational commitment to being the partner of choice for physicians, patients and the medical community. The Company will continue to foster deep engagement with medical specialists, listening closely to their needs to help advance patient care and deliver treatments that address significant unmet medical needs. In addition, the Company will continue to go above and beyond to provide education and information - with the highest level of integrity - that helps patients fully understand the choices available to them and make well-informed treatment decisions with their doctors. Through these essential partnerships, the Company will continue to bring to bear scientific excellence and rigor to deliver leading products that improve patient outcomes.

Strong Combined Global Leadership Team with Deep Experience across the Business

The combined company’s expanded senior management team is comprised of leaders from both Actavis and Allergan. It is structured to leverage the strong talent from both organizations to ensure that the new company capitalizes on its expanded global commercial footprint and the proven track record of Allergan’s powerful and critically important product franchises, while maintaining Actavis’ continued dominance as a world leader in generics. With this structure in place beginning on Day 1, the company is immediately positioned to maximize growth across all of its global businesses.

About Actavis

Actavis plc (NYSE: ACT), headquartered in Dublin, Ireland, is a unique, global pharmaceutical company and a leader in a new industry model – Growth Pharma. Actavis is focused on developing, manufacturing and commercializing innovative branded pharmaceuticals, high-quality generic and over-the-counter medicines and biologic products for patients around the world.

Actavis markets a portfolio of best-in-class products that provide valuable treatments for the central nervous system, eye care, medical aesthetics, gastroenterology, women’s health, urology, cardiovascular and anti-infective therapeutic categories, and operates the world’s third-largest global generics business, providing patients around the globe with increased access to affordable, high-quality medicines. Actavis is an industry leader in research and development, with one of the broadest development pipelines in the pharmaceutical industry and a leading position in the submission of generic product applications globally.

With commercial operations in approximately 100 countries, Actavis is committed to working with physicians, healthcare providers and patients to deliver innovative and meaningful treatments that help people around the world live longer, healthier lives.

Actavis intends to adopt a new global name – Allergan – pending shareholder approval in 2015.

For more information, visit Actavis’ website at www.actavis.com.

Forward-Looking Statement

Statements contained in this press release that refer to future events or other non-historical facts are forward-looking statements that reflect Actavis’ current perspective of existing trends and information as of the date of this release. Except as expressly required by law, Actavis disclaims any intent or obligation to update these forward-looking statements. Actual results may differ materially from Actavis’ current expectations depending upon a number of factors affecting Actavis’ business. These factors include, among others, the difficulty of predicting the timing or outcome of FDA approvals or actions, if any; the impact of competitive products and pricing; market acceptance of and continued demand for Actavis’ products; risks associated with acquisitions, mergers and joint ventures; difficulties or delays in manufacturing; and other risks and uncertainties detailed in Actavis’ periodic public filings with the Securities and Exchange Commission, including but not limited to Actavis’ Annual Report on Form 10-K for the year ended December 31, 2014. Except as expressly required by law, Actavis disclaims any intent or obligation to update these forward-looking statements.